Exhibit 8.1

The following is a list of subsidiaries of CEMEX, S.A.B. de C.V. as of December 31, 2021, including the name of each subsidiary and its country of incorporation.

1	CEMEX Operaciones México, S.A. de C.V.	Mexico

2	CEMEX Energía S.A.P.I. de C.V.	Mexico

3	TEG Energía, S.A. de C.V.	Mexico

4	Servicios Profesionales Cemex, S.A. de C.V.	Mexico

5	Sinergia Deportiva, S.A. de C.V.	Mexico

6	Inmobiliaria Ferri, S.A. de C.V.	Mexico

7	Pro Ambiente, S.A. de C.V.	Mexico

8	Servicios Para La Autoconstrucción, S.A. de C.V.	Mexico

9	CEMEX Concretos, S.A. de C.V.	Mexico

10	CEMEX Internacional, S.A. de C.V.	Mexico

11	Comercializadora Construrama, S.A. de C.V.	Mexico

12	Proveedora Mexicana de Materiales, S.A. de C.V.	Mexico

13	Mercis, S.A. de C.V.	Mexico

14	Construrama Supply, S.A. de C.V.	Mexico

15	CEMEX Transporte, S.A. de C.V.	Mexico

16	Servicios Promexma, S.A. de C.V.	Mexico

17	BIM Infraestructura, S.A. de C.V.	Mexico

18	CEMEX Vivienda, S.A. de C.V.	Mexico

19	RMC Holdings B.V.	The Netherlands

20	CEMEX Ventures B.V.	The Netherlands

21	APO Cement Corporation	Philippines

22	CEMEX Holdings Philippines, Inc.	Philippines

23	Solid Cement Corporation	Philippines

24	CEMEX Asia Holdings Ltd.	Singapore

25	CEMEX Construction Materials Pacific, LLC	USA

26	CEMEX International Trading LLC	USA

27	CEMEX Materials, LLC	USA

28	CEMEX Construction Materials Florida, LLC	USA

29	CEMEX, Inc.	USA

30	CEMEX Finance LLC	USA

31	CEMEX Corp.	USA

32	Transenergy, Inc.	USA

33	CEMEX Holdings, Inc.	USA

34	Sunbelt Investments Inc.	USA

35	CEMEX Global Sourcing, Inc.	USA

36	CEMEX Admix USA, LLC	USA

37	CEMEX Construction Materials South, LLC	USA

38	CEMEX Construction Materials Atlantic, LLC	USA

39	CEMEX Cement of Louisiana, Inc.	USA

40	RMC Pacific Materials, LLC	USA

41	Cement Transit Company	USA

42	CEMEX Nevada, LLC	USA

43	New Line Transport, LLC	USA

44	CEMEX Construction Materials Houston, LLC	USA

45	CEMEX Leasing LLC	USA

46	Readymix Materials Holdings, LLC	USA

47	Twin Mountain Rock Company	USA

48	Guernsey Stone Co.	USA

49	Western Equipment Co.	USA

50	CEMEX Steel Framing, Inc.	USA

51	CEMEX AM Holdings, LLC	USA

52	CEMEX Caribbean, LLC	USA

53	CEMEX SW Florida Limestone Holdings, LLC	USA

54	CEMEX SW Florida Sand Holdings, LLC	USA

55	Hogan Island Limestone, LLC	USA

56	Immokalee Sand, LLC	USA

57	MILI, L.L.C.	USA

58	OXI, L.L.C.	USA

59	Mineral Resource Technologies, Inc.	USA

60	VAPPS, LLC	USA

61	ALC Las Vegas Mining Claims, LLC	USA

62	LV Western Mining Claims, LLC	USA

63	CEMEX Southeast Holdings LLC	USA

64	CEMEX Southeast LLC	USA

65	Ready Mix USA, LLC	USA

66	Cemento Bayano, S.A.	Panama

67	Pavimentos Especializados, S.A.	Panama

68	CEMEX Colombia S.A.	Colombia

69	Cemex Premezclados de Colombia S.A.	Colombia

70	Cemex Transportes de Colombia S.A.	Colombia

71	Central de Mezclas S.A.	Colombia

72	Neoris Colombia S.A.S.	Colombia

73	ZONA FRANCA ESPECIAL CEMENTERA DEL MAGDALENA MEDIO S.A.S. (ZOMAM S.A.S.)	Colombia

74	CEMEX España, S.A.	Spain

75	CEMEX ESPAÑA OPERACIONES, S.L.U.	Spain

76	CEMEX LatamATAM HOLDINGS Holdings, S.A.	Spain

77	CEMEX Jamaica Limited	Jamaica

78	CEMEX (Costa Rica), S.A.	Costa Rica

79	CEMEX Nicaragua, S.A.	Nicaragua

80	CEMEX El Salvador, S.A. de C.V.	Salvador

81	CEMEX Haití	Haiti

82	Assiut Cement Company	Egypt

83	CEMEX Deutschland AG	Germany

84	CEMEX Holdings (Israel) Ltd.	Israel

85	Chemocrete Ltd.	Israel

86	Lime & Stone Production Company Ltd.	Israel

87	Readymix Industries (Israel) Ltd.	Israel

88	Kadmani Readymix Concrete Ltd.	Israel

89	CEMEX UK	UK

90	CEMEX Investments Limited	UK

91	CEMEX UK Operations Limited	UK

92	CEMEX UK Cement Limited	UK

93	CEMEX UK Marine Limited	UK

94	CEMEX Paving Solutions Limited	UK

95	CEMEX UK Materials Limited	UK

96	CEMEX UK Services Limited	UK

97	CEMEX UK Properties Limited	UK

98	RMC Explorations Ltd	UK

99	The Rugby Group Ltd	UK

100	RMC Russell Ltd	UK

101	Mineral And Energy Resources (UK) Limited	UK

102	CEMEX Hrvatska d.d.	Croatia

103	Menkent, S. de R.L. de C.V.	Mexico

104	Cemex de Puerto Rico Inc.	Puerto Rico

105	CEMEX Dominicana, S.A.	Dominican Republic

106	CEMEX Polska Sp. z.o.o.	Poland

107	CEMEX Czech Republic, s.r.o.	Czech Republic

108	CxNetworks N.V.	The Netherlands

109	Neoris N.V.	The Netherlands

110	Sunbulk Shipping Limited	Barbados

111	Cemex LAN Trading Corporation	Barbados

112	Arawak Cement Company Limited	Barbados

113	Cemex France Gestion (Societe Par Actions Simplifiee)	France

114	Gestión Integral de Proyectos S.A.	Guatemala

115	Cementos de Centroamérica, S.A.	Guatemala

116	Cemex Guatemala, S.A.	Guatemala

117	Global Concrete, S.A.	Guatemala

118	CEMEX Perú, S.A.	Peru

119	Cemex Supermix L.L.C.	United Arab Emirates

120	Cemex Topmix L.L.C.	United Arab Emirates

121	Cemex Falcon L.L.C.	United Arab Emirates

122	Lomez International B.V.	The Netherlands

123	Cemex Asia B.V.	The Netherlands

124	Cemex Africa & Middle East Investments B.V.	The Netherlands

125	Interamerican Investments, Inc.	USA

126	Cemex Innovation Holding Ltd.	Switzerland

127	CEMEX Argentina, S.A.	Argentina

128	Trinidad Cement Limited	Trinidad and Tobago

129	Caribbean Cement Company Limited	Jamaica

130	Mustang Re Limited	Bermuda

131	Falcon Re Ltd.	Barbados

132	Apollo Re Ltd.	Barbados

133	Torino Re Ltd.	Barbados

134	CEMEX NY Corporation	USA

135	CEMEX Imports, Inc.	Puerto Rico

136	Cemex Finance Latam B.V.	The Netherlands

137	Louisville Cement Assets Transition Company	USA

138	CEMEX ASIAN SOUTHEAST CORPORATION	The Philippines

139	CCL BUSINESS HOLDINGS, S.L.U. (Sociedad Unipersonal)	Spain

140	Inversiones Secoya, Sociedad Anónima	Nicaragua

141	SUPERQUIMICOS DE CENTROAMERICA, S. A.	Panama

142	TCL Guyana Inc.	Guyana

143	Cemex Luxembourg Holdings S.a.r.l.	Luxembourg